                                  EXHIBIT 99.1




For Immediate Release                                               NEWS RELEASE
--------------------------------------------------------------------------------
                                      Contact: Thomas F. Tatarczuch, VP, Finance
                                                     717-264-7161 Extension 4464

             TB WOOD'S REPORTS RESULTS FOR THE FIRST QUARTER OF 2003

         Chambersburg, April 21, 2003---TB Wood's Corporation (NASDAQ: TBWC) announced today that revenues for the first quarter ended March 28, 2003, were $22.6 million, a decrease from $26.9 million for the prior year's first quarter. Net income was $0.2 million for the first quarter 2003 versus $0.4 million for last year's first quarter before the effect of a change in accounting principle related to the Company's adoption of SFAS 142. After the adoption of SFAS 142, the Company reported a net loss of $0.46 per diluted share for the first quarter of 2002.

         Michael L. Hurt, President, said, "The first quarter, 2003 was affected by the continued weak US manufacturing economy, the political turmoil in Venezuela and major inventory reduction activities at our US industrial distributors. Despite these issues, our targeted growth programs have seen success. In response to the 7% reduction in sales volume compared to our fourth quarter of 2002, the Company reduced employee hours worked and eliminated some benefit programs during the quarter. Once the economy improves and inventory reduction activities end, we expect to return to our historical levels of performance."

         On April 16, 2003, the Company's Board of Directors met and authorized the repurchase of an additional 100,000 shares of stock under the Company's share repurchase program.

         On April 3, 2003, the Board of Directors declared the twenty-ninth consecutive dividend since our initial public offering in February, 1996.

         TB Wood's (www.tbwoods.com) is an established designer, manufacturer and marketer of electronic and mechanical industrial power transmission products, which are sold to North American and international manufacturers and users of industrial equipment. Headquartered in Chambersburg, Pennsylvania, the Company operates production facilities in the United States, Mexico, Germany, Italy and India.

         This press release contains statements that are forward looking within the meaning of applicable securities laws. These statements include or imply projections of future performance that are based upon the Company's expectations and assumptions. These expectations and assumptions, as well as the Company's future performance are subject to a number of risks and uncertainties. Factors that could cause actual results to differ from projected results are discussed in various of the Company's documents filed with the SEC.


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                              TB Wood's Corporation
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                                      Unaudited
                                                                                 First Quarter Ended
                                                                            -----------------------------
                                                                                Mar 28,       Mar 29,
                                                                                  2003         2002
                                                                            -------------- --------------
Net Sales                                                                        $22,554      $26,922
Cost of Sales                                                                     15,623       18,248
                                                                            -------------- ------------
    Gross profit                                                                   6,931        8,674

Selling, General, and administrative expenses                                      6,137        7,607
                                                                            -------------- ------------
    Operating profit, before minority interest                                       794        1,067
Minority interest in loss (income)                                                     1         (162)
                                                                            -------------- ------------
    Operating income                                                                 795          905
                                                                            -------------- ------------

     Interest expense and other finance charges                                     (217)        (216)
     Other, net                                                                       11           (5)
                                                                            -------------- ------------
     Other income, (expense), net                                                   (206)        (221)
                                                                            -------------- ------------

Income before provision for income taxes and cumulative effect
of change in accounting principle                                                    589          684

Provision for income taxes                                                           375          261
                                                                            -------------- ------------
Income before cumulative effect of change in accounting principle                    214          423

Cumulative effect of change in accounting principle, net of
income tax                                                                            --       (2,846)
                                                                            -------------- ------------

Net income (loss)                                                                   $ 214     $(2,423)
                                                                            ============== ============

Basic and Diluted Income before cumulative effect of change in
accounting principle per common share                                              $0.04       $ 0.08

Basic and Diluted Income effect of change in accounting principle
per common share                                                                      --       $(0.54)
                                                                            -------------- ------------

Basic and Diluted Net (loss) income after cumulative effect of
accounting principle per common share                                              $0.04       $(0.46)
                                                                            ============== ============

Basic and Diluted Weighted average shares of common stock and
equivalents outstanding                                                            5,245        5,226
                                                                            ============== ============

                           Consolidated Balance Sheets
                              as of March 28, 2003
                              and December 27, 2002
                                 (in thousands)

                                           Unaudited        Liabilities and                  Unaudited
Assets                                 2003       2002      Shareholders' Equity         2003        2002
-----------------------------------  ---------------------- ------------------------   -----------------------
Current Assets                         $37,949     $37,312  Current Liabilities          $15,156      $34,720
Property and equipment, net             29,384      30,170  Long-term debt                25,030        5,436
Deferred Taxes                           3,119       3,298  Other long-term
Goodwill, net                            5,340       5,172       Liabilities              10,693       11,007
Other Assets                             1,536       1,624  Shareholders' Equity          26,449       26,413
                                     ----------------------                            -----------------------

     Total                             $77,328     $77,576       Total                   $77,328      $77,576
                                     ======================                            =======================